EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 31, 2016, relating to the consolidated financial statements of Spotlight Innovation Inc. and subsidiaries that appear in the Annual Report on Form 10-K of Spotlight Innovation Inc. for the year ended December 31, 2015, which is incorporated by reference in this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

January 30, 2017